Exhibit 10.2

Amendment to Advisory Services Agreement

THIS AMENDMENT TO ADVISORY SERVICES AGREEMENT (this “Amendment”) is made on February 13, 2026 (the “Effective Date”), by and between:

1.	Brera Holdings PLC (hereinafter referred to as “Client”);

and

2.	PULSAR GROUP LTD., a company duly incorporated in the Abu Dhabi Global Market under commercial license No. 23331 (hereinafter referred to as “Advisor”);

Client and Advisor are referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A.	The Parties previously entered into that certain Advisory Services Agreement, dated February 9, 2026 (the “Original Agreement”), pursuant to which the Advisor agreed to provide the Client with the Services described therein.

B.	The Parties wish to amend the Original Agreement, pursuant to the terms hereof, to acknowledge the fact that the Advisor began providing the Services prior to the execution of the Original Agreement and the Client wishes to compensate the Advisor accordingly.

C.	Section 10.2 of the Original Agreement provides that the Original Agreement may only be amended by written agreement of both Parties.

D.	Capitalized terms used herein but not defined shall have the meaning prescribed to them in the Original Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Section 2.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“This Agreement shall commence effective as of January 1, 2026 and continue for an initial term of two (2) years from the Effective Date (“Initial Term”), unless terminated earlier in accordance with this Agreement. The Initial Term may be extended for additional one (1) year periods (“Renewal Term”) not less than 30 days prior to the expiry of the Initial Term or Renewal Term.”

2.	Section 3.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“Service Fees: In consideration of the strategic value of a relationship with the Client, Advisor agrees to provide the Services at a discounted monthly fee of USD $250,000 (“Service Fee”), retroactive to January 1, 2026.”

3.	Except as expressly modified in this Amendment, the Original Agreement shall continue in full force and effect.

4.	This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute one and the same agreement. The exchange of a fully executed version of this Amendment (in counterparts or otherwise) by electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this Amendment, and no exchange of originals is necessary.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

Signed for and on behalf of the Advisor:

/s/ Alyazi Al Mheri
Name:	Alyazi Al Mheri
Title:	Chief Executive Officer Co founder

Signed for and on behalf of the Client:

/s/ Marco Santori
Name:	Marco Santori
Title:	Chief Executive Officer